UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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OWL ROCK TECHNOLOGY FINANCE CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OWL ROCK TECHNOLOGY FINANCE CORP.

NOTICE OF CHANGE TO ANNUAL MEETING OF SHAREHOLDERS

NEW YORK — May 13, 2020 — Owl Rock Technology Finance Corp. (the “Company”) announced today that, due to the novel strain of coronavirus known as “COVID-19” and related health and travel concerns, it has determined not to hold an in-person 2020 Annual Meeting of Shareholders (the “Meeting”). In an effort to protect the health and well-being of its shareholders, the Company has determined to hold the Meeting in a virtual format on June 8, 2020 at 9:30 a.m., Eastern Time.

As disclosed in our original proxy materials for the Meeting, shareholders are entitled to participate in the Meeting if such shareholders were shareholders of record at the close of business on April 13, 2020.

Shareholders can participate in the Meeting virtually via http://www.virtualshareholdermeeting.com/ORTF2020.

Whether or not a shareholder plans to attend the Meeting by virtual means, the Company urges its shareholders to vote and submit their proxy in advance of the Meeting by one of the methods described in the proxy statement.

About Owl Rock Technology Finance Corp.

Owl Rock Technology Finance Corp. (ORTF) is a specialty finance company focused on making debt and equity investments in technology-related companies based primarily in the United States. As of March 31, 2020, ORTF had investments in 34 portfolio companies with an aggregate fair value of $1.8 billion. ORTF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. ORTF is externally managed by Owl Rock Technology Advisors LLC, an SEC-registered investment adviser that is an affiliate of Owl Rock Capital Partners. Owl Rock Capital Partners, together with its subsidiaries, is a New York based direct lending platform with approximately $17.3 billion of assets under management as of March 31, 2020.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about ORTF, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond ORTF’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in ORTF’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which ORTF makes them. ORTF does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

Dana Sclafani

212-651-4705

orccir@owlrock.com

Media Contact:

Prosek Partners

David Wells / Kelly Smith Aceituno / Josh Clarkson

pro-owlrock@prosek.com